                                                                     Exhibit 3.1

                                RIGHTS AGREEMENT
                                ----------------

AGREEMENT dated as of December 10, 1997, between The Bank of Bermuda Limited, a Bermuda company (the "Company") and Bermuda Trust Company Limited, a Bermuda company, as Rights Agent (the "Rights Agent")

                                   WITNESSETH

WHEREAS, on November 24, 1997 the Board of Directors of the Company, in accordance with a resolution of the shareholders of the Company approved on June 12, 1997 delegated to a Committee of the said Board the power to authorise a distribution of rights, and the said Committee on December 3, 1997 authorised a distribution of rights ("Rights") to the holders of Shares (as hereinafter defined) now outstanding and issued in the future, Warrants (as hereinafter defined) and Options (as hereinafter defined) on the basis of one Right for each Share in issue and one Right for each Share for which each Warrant Holder (as hereinafter defined) is entitled to subscribe under the Warrant Agreement (as hereinafter defined) and one Right for each Share for which each Option Holder (as hereinafter defined) would be entitled to subscribe under the Option Plan (as hereinafter defined) if all Options (as hereinafter defined) were fully vested, in each case, at the close of business on December 12, 1997 (the "Record Date"), and has authorised the issuance, upon the terms and subject to the conditions hereinafter set forth, of one Right in respect of each Share issued after the Record Date (except for Shares issued upon exercise of such Warrants and Options), each Right representing the right initially to subscribe for one quarter of one Share upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREAFTER, the parties hereto agree as follows:

Section 1
---------

Certain Definitions
-------------------

The following terms, as used herein, have the following meanings:

"Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Shares then in issue from time to time, but shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, any Person organised, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan; provided, however, that if a majority of the Continuing Directors determines in good faith 1that a Person who would otherwise be an "Acquiring Person" became such inadvertently, and if such Person as promptly as practicable divests itself of Beneficial Ownership of a sufficient number of Shares so that such Person would no longer be an "Acquiring Person" then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

Notwithstanding the foregoing, no person shall become an "Acquiring Person" as the result of an acquisition of Shares by the Company which, by reducing the number of shares in issue, increases the proportionate number of Shares beneficially owned by such Person to 15% or more of the Shares then in issue; provided however that if a Person shall become the Beneficial Owner of 15% or more of the Shares then in issue by reason of such share acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Shares representing 1% or more of the Shares then in issue which causes the proportionate number of Shares beneficially owned by such Person to further increase to 15% or more of the Shares then in issue, then such person shall be deemed to be an "Acquiring Person".

"Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the first Person.

"Associate" of a Person means (1) any corporation or organisation of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative or spouse, who has the same home as such Person or who is a director or officer of the Person.

A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities in which the Person has an interest, and the word "interest" means (and "interests" and "interested in shares" shall be construed accordingly) an interest of any kind whatsoever in securities (disregarding any restraints or restrictions to which the exercise of any right attached to the interest is or may be subject) including but not limited to the following:

                  (a) any interest in securities comprised in property held on trust;

                  (b) any contractual right to purchase securities whether for cash or other consideration;

                  (c) any interest by virtue of any right or obligation (whether subject to conditions or not) to exercise any right conferred by the holding of securities including but not limited to voting rights or any entitlement to control the exercise of any such right;

                  (d)      any right to call for delivery of securities;

                  (e) the right to acquire an interest in the securities or an obligation to take an interest in securities; or

                  (f)      the power to dispose of securities.

                  Provided always:

                  (g) Persons having a joint interest shall be taken each of them to have that interest;

                  (h) a Person shall be taken to be interested in any securities in which the spouse or a person with whom that person is living in a conjugal relationship outside marriage or any relative living with that person or any minor child or step child of that person is interested;

                  (i) a Person shall be taken to be interested in shares if a body corporate is interested in them and:

                           (i) that body corporate or its directors are accustomed to act in accordance with the directions or instructions of that Person, or

                           (ii) that Person is entitled by virtue of any right or obligation (whether subject to conditions or not) to exercise or control the exercise of one third or more of the voting power at general meetings of that body coporate, provided that where a Person is entitled to exercise or control the exercise of one third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to control the exercise of any of the voting power at general meetings or of another body corporate such voting power is taken as exercisable by that Person;

                  (j) a Person shall be taken to be interested in any shares in which a partnership of which that person is a general partner is interested;

                  (k) a Person shall be taken to have an interest in shares in which another Person with whom he is acting in concert has an interest and for the purposes of this definition persons shall be deemed to be acting in concert if pursuant to an agreement or understanding (whether formal or informal, verbal or written) they agree to act jointly or in concert in respect of securities in which they have an interest;

                  (l) it shall be immaterial that the securities in which a Person has an interest are unidentifiable.

                  Provided always that the following interests shall be disregarded if the Person in question is under any obligation to exercise or control the exercise of the voting rights of the securities concerned at the instance of any other Person:-

                  (m) any interest of a custodian trustee or a bare trustee;

                  (n) any interest of a licensed bank or other financial institution held by way of security for the purposes of a transaction entered into in the ordinary course of banking business;

                  (o)      an interest of a personal representative;

                  (p) any interest of a Person arising by reason only that that Person has been appointed a proxy to vote at a specified meeting of the holders of such securities and at any adjournment of that meeting or has been appointed to act as a representative at any meeting of the holders of such securities;

                  (q) any interest of any underwriter or sub-underwriter of any offer of the securities provided the agreement or interest is confined to that purpose and any matters incidental to it;

                  (r) any interest of any market maker in the securities which has been approved by the Board of Directors of the Company, provided the interest is confined to that purpose and any matters incidental to it;

                  (s) any interest as a beneficiary under a pension or retirement benefits scheme;

                  (t)      the interests of any Subsidiary of the Company.

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in or in the Islands of Bermuda are authorised or obligated by law or executive order to close.

"Close of Business" on any given date means 5:00 P.M., Bermuda time, on such date; provided that if such date is not a Business Day "close of business" means 5:00 P.M., Bermuda time, on the next succeeding Business Day.

"Companies Act" means the Companies Act 1981 of Bermuda, as amended from time to time.

"Continuing Director" means any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or (ii) a representative or nominee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person or (iii) any Person elected to the Board as a result of a proxy solicitation or initiative referred to in Section 23(a)(y), and who either (a) was a member of the Board immediately prior to the time any Person becomes an Acquiring Person or (b) subsequently becomes a member of the Board, with the approval of a majority of the

Continuing Directors.

"Distribution Date" means the close of business on the tenth day (or such later day as may be designated by action of a majority of the Continuing Directors) after the Share Acquisition Date.

"Expiration Date" means the earlier of (a) the Final Expiration Date and (b) the time at which all the Rights are redeemed as provided in Section 23.

"Final Expiration Date" means the close of business on December 31, 2007.

"Option" means an option to acquire Shares pursuant to the Option Plan.

"Option Deed" means a deed of grant of Options issued pursuant to the Option Plan from time to time.

"Option Holder" means a holder of one or more Options from time to time.

"Option Plan" means the Company's executive share option plan as adopted by the Board of Directors on June 30, 1997 as amended from time to time.

"Person" means an individual, firm, corporation, partnership, association, trust or any other entity or organisation whether incorporated or unincorporated.

"Purchase Price" means the price (subject to adjustment as provided herein) at which a holder of a Right may subscribe for one-quarter of one Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $50 .

"Section 11(a)(ii) Event" means any event described in the first clause of
Section 11(a)(ii).

"Section 13 Event" means any even described in clauses (i), (ii) or (iii) or
Section 13(a).

"Securities Act" means the United States Securities Act of 1933, as amended.

"Share Acquisition Date" means the date of the first public announcement (including the filing of a public announcement or report with any securities exchange or pursuant to any applicable law or regulation) by the Company or a Person indicating that such Person has become an Acquiring Person.

"Shares" means the common shares, par value $1.00 per share, of the Company, except that, when used with reference to any Person other than the Company, "Shares" means the capital shares of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

"Stock Exchange" means the Bermuda Stock Exchange or such other securities exchange or quotation system as may be the primary market for the Shares.

"Subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

"Total Voting Power" means the total number of votes that are permitted to be cast by the shareholders of the Company entitled to vote in the election of directors.

"Trading Day" means a day on which the principal securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any securities exchange, a Business Day.

"Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

"United States" means the United States of America.

"Warrant Agreement" means the deed of the Company titled "Warrant Instrument" and dated 22nd August, 1994.

"Warrant Certificates" means the warrant certificates issued to the Warrant Holders in accordance with the Warrant Agreement.

"Warrant Holders" means the registered holders of the Warrants from time to time.

"Warrants" means the warrants issued pursuant to the Warrant Agreement.

"$" means Bermuda dollars.

Section 2
---------

Appointment of Rights Agent
---------------------------

(a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.

(b) The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. If the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

(c) The Rights Agent may from time to time delegate all or some of its functions hereunder to any Person, including to the Company, subject to the consent of the Company.

Section 3
---------

Issue of Certificates
---------------------

(a)      Prior to the Distribution Date, subject to clauses (e) and (f) of this
         Section 3 (i) the Rights will be evidenced by the certificates for the Shares and not by separate Right Certificates (as hereinafter defined) and the registered holders of the Shares shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Shares. As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first-class, postage prepaid mail, to each registered holder of the Shares as of the close of business on the Record Date at the address of such holder shown in the register of members of the Company.

(b) The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each registered holder of the Shares as of the close of business on the Distribution Date, at the address of such holder shown in the register of members of the Company, one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each Share so held. If an adjustment in the number of Rights per Share has been made pursuant to Section 11(a)(i), the Company shall, at the time of the distribution of the Rights Certificates, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


(c) Rights shall be issued in respect of all Shares in issue as of the Record Date or issued after the Record Date (except pursuant to the exercise of Warrants or Options) but prior to the earlier of the Distribution Date and the Expiration Date. In addition, in connection with the issue or sale of the Shares following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to Shares so issued or sold (x) pursuant to the exercise of share options or under any employee plan or arrangement (other than in respect of Options, which shall be dealt with as otherwise set out herein) or (y) upon the exercise , conversion or exchange of other securities issued by the Company prior to the Distribution Date (except pursuant to the exercise of the Warrants) and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issue or sale; provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issue would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of such issue.

(d) Certificates for the Shares issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 "This Certificate also evidences certain Rights as set forth in a Rights Agreement between The Bank of Bermuda Limited and Bermuda Trust Company Limited dated as of December 10, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is available for inspection by members at the registered office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void. Rights shall not be exercisable for securities in any jurisdiction if (i) the requisite qualification in such jurisdiction shall not have been obtained, (ii) such exercise shall not be permitted under applicable law or (iii) if applicable, a registration statement in respect of such securities shall not have been declared effective. The Rights Agreement is subject to amendment as set out therein."

(e) Rights shall be issued in respect of all Shares for which a Warrant Holder is entitled to subscribe as of the Record Date. Prior to the Distribution Date, (x) such Rights will be evidenced by the Warrant Certificates and not by any separate Right Certificates and the Warrant Holders shall be deemed to be registered holders of the associated Rights, (y) the Rights evidenced by any Warrant Certificate will only be transferable in connection with the transfer of such Warrant Certificates and, upon the expiration unexercised of such Warrants, the Rights shall not be transferable, and (z) Warrant Certificates issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the legend specified in clause (d) of this
         Section 3. As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class, postage prepaid mail, to each Warrant Holder as of the close of business on the Record Date at the address of such Warrant Holder shown in the register of the Company. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each Warrant Holder as of the close of business on the Distribution Date, at the address of such Warrant Holder shown in the register of the Company, one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each Share for which a Warrant Holder is entitled to subscribe. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Upon the exercise by any Warrant Holder of its subscription rights under the Warrant Agreement, and immediately upon the issuance of Shares to such Warrant Holder, (x) the Rights evidenced by such Warrant Holder's Warrant Certificate will be deemed to be the Rights associated with such Shares and (y) no additional Rights will be issued to such Warrant Holder in connection with the exercise of its subscription rights.

(f) Rights shall be issued in respect of all Shares for which an Option Holder would be entitled to subscribe as of the Record Date as if his Options were fully vested on the Record Date. Prior to the Distribution Date, (x) such Rights will be evidenced by the Option Deeds and not by any separate Right Certificates and the Option Holders shall be deemed to be registered holders of the associated Rights, (y) the Rights evidenced by any Option Deed will only be transferrable in connection with the transfer of such Option Deed and, upon the expiration unexercised of such Options, the Rights shall not be transferable , and
         (z) Option Deeds issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the legend specified in clause (d) of this Section 3. As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class, postage prepaid mail, or personal delivery, to each Option Holder as of the close of business on the Record Date. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, or personal delivery, to each Option Holder as of the close of business on the Distribution Date, at the address of such Option Holder as is known to the Company, one or more Rights Certificates evidencing one Right (subject to adjustment as provided herein) for each Share for which a Option Holder would be entitled to subscribe as set out above. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Upon the exercise by any Option Holder of its subscription rights under the Option Plan, and immediately upon the issuance of Shares to such Option Holder, (x) the Rights evidenced by such Option Holder's Option Deed will be deemed to be the Rights associated with such Shares and (y) no additional Rights will be issued to such Option Holders in connection with the exercise of its subscription rights.

Section 4
---------

Form of Right Certificates
--------------------------

(a) The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the "Rights Certificates") shall be substantially in the form of Exhibit A hereto and may have such marks as identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Shares, or Rights may from time to time be listed, or to conform to usage. The Rights Certificates, whenever distributed, shall be dated as of the Record Date.

(b) Any Right Certificate representing Rights beneficially owned by any Person referred to in clauses (i), (ii) or (iii) of the first sentence of Section 7(d) shall (to the extent feasible) contain the following legend.

                 "The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in Section 7(d) of the Rights Agreement."

Section 5
---------

Execution and Registration
--------------------------

(a) The Right Certificates shall be executed on behalf of the Company in any manner authorised by the Bye-laws of the Company with respect to certificates for Shares of the Company. In case any authorised signatory of the Company whose manual or facsimile signature affixed to the Right Certificates shall cease to be such an authorised signatory of the Company before issuance and delivery by the Company, such Right Certificate may, nevertheless, be issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such an authorised signatory of the Company. Any Right Certificate may be signed on behalf of the Company by an Person who, at the actual date of the execution of such Right Certificate, shall be a proper authorised signatory of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an authorised signatory.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Rights

         Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

Section 6
---------

Transfer and Exchange of Rights Certificates;
---------------------------------------------
Mutilated, Destroyed, Lost or Stolen Right Certificates
-------------------------------------------------------

(a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in this Section 6(a), be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 4(b), 7(d) and 14, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested . The Company may require payment of a sum sufficient to cover any transfer tax or other government charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7
---------

Exercise of Rights; Purchase Price; Expiration of Rights
--------------------------------------------------------

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 7(d) and (e), 9(c) and (d), 11(a) and 23) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, along with such other documentation as the Rights Agent may reasonably require, together with payment (in lawful money of Bermuda (or equivalent in lawful money of the United States at the exchange rate determined by the Company) by bank draft or cheque drawn on an account in Bermuda with a licensed bank, payable to the order of the Company, or by such other means as the Company may authorise) of the aggregate Purchase Price with respect to the Rights then to be exercised.

(b) Upon satisfaction of the requirements of Section 7(a). the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Shares (or make available, if the Right Agent is the transfer agent therefor) certificates for the total number of Shares to be purchased (and the Company hereby irrevocably authorises its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number or Shares as are to be purchased (in which case certificates for the shares or Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company will direct the depositary agent to comply with such request and (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Shares, other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such Shares, other securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
         Section 14.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors have determined is part of a plan, arrangement or understanding, whether written or oral, which has a primary purpose or effect the avoidance of this Section 7(d), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this
         Section 7(d) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee or any of them hereunder.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to
         Section 7 unless such registered holder (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8
---------

Cancellation and Destruction of Right Certificates
--------------------------------------------------

All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9
---------

Reservation and Availability of Capital
---------------------------------------

(a) Subject to Section 11(a)(iii), the Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of its authorised and unissued Shares sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

(b) So long as the Shares issuable upon the exercise of Rights may be listed on any securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for issue pursuant to the Rights to be listed on any such exchange.

(c) In the event that any Shares of the Company are listed or quoted on a stock exchange or quotation system in the United States of America, the Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights in respect of such Shares, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the laws of Bermuda, the federal securities laws of the United States or "blue sky" laws of the various states of the United States and all other applicable laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to take any such action. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and a public announcement at such time as the suspension is no longer in effect.


(d) Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective. In particular, the Rights do not constitute an offer to, and may not be exercised by, any Person in Bermuda (a "Subject Person") unless and until, or to the extent that, a majority of the Continuing Directors determine that any securities which would be acquired on the exercise of any Rights by a Subject Person (or by Subject Persons generally) may lawfully be offered to that Subject Person (or to Subject

         Persons generally). The Company shall use its best efforts to prepare, file and publish, on the Distribution Date or as soon as practicable thereafter (if and to the extent that such steps have not previously been taken), a prospectus or other appropriate documents and/or take such other steps as a majority of the Continuing Directors deem expedient under applicable laws in Bermuda in order to extend the offer of such securities to Subject Persons generally. If and to the extent that a majority of the Continuing Directors determine that compliance with the laws of Bermuda or any other territory would be impracticable or unduly onerous in order for the securities which would be acquired on the exercise of any Rights lawfully to be offered within that territory, a majority of the Continuing Directors may arrange for the securities which would otherwise be issued on the exercise of Rights by Persons in the relevant territory or territories ("Excluded Persons") to be allotted or issued to some other Person nominated by a majority of the Continuing Directors for the purpose and on the terms that:

         (x) such securities shall be sold in the market or otherwise for the benefit of the Excluded Persons, if they can be sold at a price in excess of the total Purchase Price referable to such securities and the expenses of sale; and

         (y) the proceeds of sale, after deducting a sum equal to the total Purchase Price and expenses of sale, will be distributed to the Excluded Persons in the proportions to which, but for the provisions of this paragraph, they would otherwise have been entitled to exercise Rights, provided that no distribution need be made to any Excluded Person of a sum of less than $5 (any such sums being payable to the Company for its own benefit).

(e) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Shares issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorised and issued and fully paid or credited as fully paid and shall rank pari passu in all respects with all other Shares in issue at that time.

(f) The Company further covenants and agrees that it will pay when due and payable any and all Bermuda governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Shares upon the exercise of Rights. The Company shall not, however, be required to pay any stamp duty, transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or of any certificates for Shares to a Person other than the registered holder of the applicable Right Certificate, and prior to any such transfer, issuance or delivery, any such tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company's satisfaction that no such tax or other governmental charge is due.

(g) The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

Section 10
----------

Shares Record Date
------------------

Each Person in whose name any certificate for Shares is issued upon the exercise of Rights shall be entered into the register of members of the Company as the holder of such Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the books of the Company relating to the Shares are closed, such Person shall be deemed to have become the registered holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including but not limited to the right to vote, to receive dividends or other distributions or to participate in any winding up or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

Section 11
----------

Adjustment of Purchase Price
----------------------------
Number and Kind of Shares or Number of Rights
---------------------------------------------

(a)  (i)  If the Company shall at any time after the date of this Agreement
          (A) pay a dividend on the Shares payable in Shares, (B) subdivide the outstanding Shares into a greater number of shares, or (C) consolidate the Shares into a smaller number of shares, the Purchase Price in effect at the record date for such dividend or the effective date of such action, and the number of Shares issuable on such date shall be proportionally adjusted so that the holder of the any Rights exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of Shares which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend or other action. If an event occurs which requires an adjustment under both this Section 11(a)(i) and
          Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).


     (ii) If any Person, alone or together with its Affiliates and Associates, shall at any time after the date of this Agreement, become an Acquiring Person, each holder of a

     Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event such number of duly authorised, validly issued and fully paid Shares of the Company (such shares being referred to herein as the "Adjustment Shares") as shall be equal to the result obtained by dividing:

     (I) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one-quarters of a Share for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

     (II) 50% of the current market price (determined pursuant to Section 11(d)(i)) per Share on the date of such first occurrence;

     provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and

     provided further if the transaction that would otherwise give rise to the foregoing adjustment is an acquisition of Shares pursuant to a tender offer or an exchange offer for all outstanding Shares at a price and on terms determined by at least a majority of the Continuing Directors, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to holders of Shares (taking into account all factors that the Continuing Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realise maximum value) and (b) otherwise in the best interests of the Company and the holders of its Shares then no adjustment shall be made pursuant to this Section 11(a)(ii); and

     provided further if after giving effect to the other provisions of this Agreement, the foregoing provision would result in the issuance of a greater number of Shares than permitted by applicable law, the number of Shares included in the Adjustment Shares shall be reduced to the maximum number permitted by applicable law and the Company shall, to the fullest extent permitted by applicable law, substitute for the remainder of the Adjustment Shares other consideration in the manner provided in clauses (B) and (C) of Section 11(a)(iii).

(iii) If the number of Shares which are authorised by the Company's Memorandum of Association and any and all Certificates of Deposit of Memorandum of Increase
     of Share Capital of the Company on file with the Registrar of Companies in Bermuda but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall to the fullest extent permitted by applicable law, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect,

          (A) (to the extent available) Shares and then,

          (B) (to the extent available) other equity securities of the Company which a majority of the Continuing Directors has determined to be essentially equivalent to the Shares in respect to dividend, liquidation and voting rights (such securities being referred to herein as " share equivalents") and then,

          (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Continuing Directors based upon the advice of an investment banking firm selected by the Continuing Directors) equal to the value of the Adjustment Shares; provided that (x) the Company may, and (y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the later of the first occurrence of a
     Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire, the Company shall, deliver to the fullest extent permitted by applicable law, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price,
     (1) (to the extent available) Shares and then (2) (to the extent available) share equivalents and then, if necessary, (3) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Continuing Directors based upon the advice of an investment banking firm selected by the Continuing Directors) equal to the excess of the value of the Adjustment Shares over the Purchase Price. If the Continuing Directors of the Company shall determine in good faith that it is likely that sufficient additional Shares could be authorised for issuance upon exercise in full of the Rights, the 30 day period set forth above (such period, as it may be extended, being referred to herein as the "Substitution Period") may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorisation of such additional Shares. To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorsiation of additional Shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such first and/or second sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Shares shall be the current market price per Share (as determined pursuant to Section 11(d)) on the later of the date of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire, share equivalents shall be deemed to have the same value as the Shares on such date, and the value of other securities or assets shall be determined pursuant to Section 11(d)(ii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Shares (or share equivalents) or securities convertible into or exercisable for Shares (or share equivalents) at a price per Share (or share equivalents) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to Section 11(d)) per Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date, plus the number of Shares which the aggregate price (taking account of any conversion or exercise price) of the total number of Shares (and/or share equivalents) so to be offered would purchase at such current market price and the denominator of which shall be the number of Shares outstanding on such record date plus the number of additional Shares (and/or share equivalents) so to be offered. In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


(c) In case the Company shall fix a record date for the making of a distribution to all holders of Shares (including any such distribution made in connection with an amalgamation or merger involving the Company) of evidences of indebtedness, equity securities other than Shares, assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per Share on such record date, less the value (as determined pursuant to Section 11(d)(ii)) of such evidence of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one Share and the denominator of which shall be such current market price per Share. Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation other than computations made pursuant to Section 11(a)(iii) or 14, the "current market price" per Share on any date shall be deemed to be the average of the daily closing prices per share of such Shares for the 30 consecutive Trading Days immediately prior to such date, for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per Share on any date shall be deemed to be the average of the daily closing prices per share of such Shares for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to Section 14, the "current market price" per Share for any Trading Day shall be deemed to be the closing price per Share for such Trading Day; provided that if the current market price per share of the Shares is determined during a period following the announcement by the issuer of such Shares of (A) a dividend or distribution on such Share payable in such Shares or securities exercisable for or convertible into such Shares (other than the Rights), or
     (B) any subdivision, consolidation or reclassification of such Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, consolidation or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be (i) the average of the closing bid and asked prices as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or (ii) if the Shares are not listed or admitted to trading on any securities exchange or quotation system, the last quoted price or (iii) if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board of Directors of the Company except if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors. If on any such date no market maker is making a market in the Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company (or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors) shall be used. If the Shares are not publicly held or not so listed or traded, the "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors, or if there are no Continuing Directors, by an investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (ii) For the purpose of any computation hereunder, the value of any securities or assets other than Shares shall be the fair value as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors, by an investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of an Share.

(f) If at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares other than Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and
         (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-quarters of a Share and other capital shares of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)      Unless the Company shall have exercised its election as provided in
         Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-quarters of a Share (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of one-quarters of a Share for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one-quarters of a Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-quarters of a Share for which such Right was exercisable immediately prior to such adjustment. Each Right held prior to such adjustment of the number of Rights shall be adjusted to that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any date thereafter, but , if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to registered holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such registered holders in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the registered holders of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one-quarters of a Share issuable upon the exercise of the Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-quarters of a Share and the number of Shares which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one-quarter of a Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid such number of one-quarters of a Share at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-quarters of a Share or other capital shares of the Company, if any, issuable upon such exercise over and above the number of one-quarters of a Share or other capital shares of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a certificate or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
         Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Shares, issuance wholly for cash of any Shares at less than the current market price, issuance wholly for cash of Shares or securities which by their terms are convertible into or exercisable for Shares, dividends of shares or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Shares, shall not be taxable to such shareholders.

(n) The Company covenants and agrees that it will not at any time after the Distribution Date (i) restructure, merge, amalgamate or otherwise combine or effect any scheme of arrangement with or (ii) sell or otherwise transfer (and/or permit any of its Subsidiaries to sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such restructuring, merger, amalgamation, combination, scheme of arrangement or sale there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such restructuring, merger, amalgamation, combination, scheme of arrangement or sale, the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

(o) The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12
----------

Certificate of Purchase Price
-----------------------------

Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Shares or a Warrant Certificate or an Option Deed) in the manner set forth in Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13
----------

Amalgamation, Merger or Sale or Transfer of Assets or Earning Power
-------------------------------------------------------------------

(a)      If, following the Share Acquisition Date, directly or indirectly:

         (i) the Company shall under any applicable law amalgamate, merge into, or otherwise combine with, any other Person, other than with a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof:

         (ii) any Person, other than with a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof, shall under any applicable law amalgamate, merge into, or otherwise combine with, the Company and, in connection with such merger or amalgamation, all or part of the outstanding Shares shall be changed into or exchanged for other shares or securities of the Company or any other Person, cash or any other property; or

         (iii) the Company and/or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof);

         then, and in each such case, proper provision shall promptly be made so that


                 (A) each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event, such number of duly authorised, validly issued and fully paid freely tradeable Shares of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

                          (1) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event by the number of one quarters of a Share for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

                          (2) 50% of the current market price (determined pursuant to Section 11(d)(i)) per Share of such Principal Party on the date of consummation of such combination, merger, amalgamation, sale or transfer;

                 (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such amalgamation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                 (C) the Term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

                 (D) such Principal Party shall take such steps (including the authorisation and reservation of a sufficient number of its Shares to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Shares thereafter deliverable upon the exercise of the Rights.

(b)      "Principal Party" means

         (i)     in the case of any transaction described in Section 13(a)(i) or
                 (ii), the Person that is the issuer of any securities into which Shares of the Company are converted or cancelled in exchange for the right to receive securities or other consideration in such merger, amalgamation or combination, and if no securities are so issued, the Person that survives or results from such merger, amalgamation or combination; and

         (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

                 provided that in any such case, (A) if the Shares of such Person are not at such time and have not been continuously over the preceding 12-month period listed on an appointed stock exchange (as described in the Companies Act), and such Person is a direct or indirect Subsidiary of another Person Shares of which are and have been so listed, "Principal Party" shall refer to such Person, and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Shares of two or more of which are and have been so listed, "Principal Party" shall refer to whichever of such Persons is the issuer of the Shares having the greatest aggregate market value.

(c) The Company shall not consummate any such amalgamation, merger, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorised Shares which are not in issue or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and providing that, as soon as practicable after the date of any amalgamation, merger, combination, sale or transfer mentioned in Section 13(a), the Principal Party will;

         (i) take all steps as are required under applicable laws in all relevant jurisdictions to enable the exercise in full of the Rights in accordance with this Section 13 including if appropriate preparation and filing of a prospectus in Bermuda under the Companies Act and/or a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

         (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for a prospectus under the Companies Act.

         The provisions of this Section 13 shall similarly apply to successive mergers, amalgamations, combinations, sales or other transfers. If any
         Section 13 Event shall occur at any time after the occurrence of a
         Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Shares pursuant to a tender offer or exchange offer for all outstanding Shares which complies with the provisions of the second proviso of Section 11(a)(ii) hereof (or wholly owned subsidiary of any such Person or Persons), (ii) the price per Share offered in such transaction is not less than the price per Share paid to all holders of Shares of whose Shares were purchased pursuant to such tender offer or exchange offer and (iii) the form consideration being offered to the remaining holders of Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

(e) In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

Section 14
----------

Fractional Rights and Fractional Shares
---------------------------------------

(a) On or after the Distribution Date, and in lieu of any fractional Rights, each registered holder of a Right Certificate otherwise entitled to a fractional Right will be entitled to receive in accordance with the provisions of this Section 14(a) from the Company a cash payment in lieu of such fractional Rights representing such holder's proportionate interest in the net proceeds from the sale by the Company in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Company shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional Rights which would otherwise have been issued (the "Excess Rights"). All fractional Rights of each holder of a Right Certificate shall be aggregated, and no holder of a Right Certificate will receive cash in lieu of fractional Rights in an amount equal to or greater than the value of one Share. The sale of the Excess Rights by the Company shall be executed on the principal market on which the Rights are traded. Until the net proceeds of such sale or sales have been distributed to the holders of such Rights, the Company will hold such proceeds in trust (the "Rights Trust") for the holders of the Rights. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with this sale of the Excess Rights. The Company shall determine the portions of the Rights Trust to which each holder of Rights shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Rights Trust by a fraction the numerator of which is the amount of the fractional Rights interest to which such holder of Rights is entitled and the denominator of which is the number of Rights comprised in the Excess Rights. As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of the Rights in lieu of any fractional Rights, the Company shall make available such amounts to such holders of the Rights without interest.

(b) Following the occurrence of any Triggering Event or upon any exchange pursuant to Section 24 or otherwise, the Company shall not issue fractions of Shares upon exercise of the Rights or distribute certificates which evidence fractional Shares. In lieu of any such fractions Shares, each registered holder of a Right Certificate otherwise entitled to a fractional Share, at the time such Rights are exercised as herein provided, will be entitled to receive in accordance with the provisions of this Section 14(b) from the Company a cash payment in lieu of such fractional Share representing such holder's proportionate interest in the net proceeds from the sale by the Company in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Company shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional Shares which would otherwise have been issued (the "Excess Shares"). All fractional Shares of each holder of a Right Certificate shall be aggregated, and no holder of a Right Certificate will receive cash in lieu of fractional Shares in an amount equal to or greater than the value of one Share. The sale of the Excess Shares by the Company shall be executed on the principal market on which the Shares are traded. Until the net proceeds of such sale or sales have been distributed to the holders of such Right Certificates, the Company will hold such proceeds in trust (the "Share Trust") for the holders of the Right Certificates. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with this sale of Excess Shares. The Company shall determine the portions of the Shares Trust to which each holder of Right Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Share Trust by a fraction the numerator of which is the amount of the fractional Share interest to which such holder of Right Certificates is entitled and the denominator of which is the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of the Right Certificates in lieu of any fractional Shares, the Company shall make available such amounts to such holders of the Right Certificates without interest.

(c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

Section 15
----------

Rights of Action
----------------

Every holder of a Right accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that all rights of action in respect of the benefit of the Rights evidenced by this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Shares or Warrant Certificates and the parties to the Option Deeds); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any certificate representing Shares or Warrant Certificates or any party to Option Deeds), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any certificate representing Shares or Warrant Certificates or any party to Option Deeds), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

Section 16
----------

Agreement of Right Holders
--------------------------

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Shares or as specified in Section 3(e) and (f);

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

(c) subject to Sections 6 and 7, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate representing Shares or Warrant Certificates) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing Shares or Warrant Certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17
----------

Right Certificate Holder not Deemed a Shareholder
-------------------------------------------------

No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificates shall have been exercised in accordance with the provisions hereof.

Section 18
----------

Concerning the Rights Agent
---------------------------

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Agreement and the exercise and performance or its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim or liability. The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Shares or Warrant Certificates or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19
----------

Merger or Consolidation or Change of Name of Rights Agent
---------------------------------------------------------

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20
----------

Duties of Rights Agent
----------------------

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorisation and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Director or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorisation to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company or any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(d)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorisation or reservation of any Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Shares will, when issued, be duly authorised, validly issued and fully paid.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may be reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorised and directed to accept instructions with respect to the performance of its duties hereunder from any Director or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, defaults, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

(m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

Section 21
----------

Change of Rights Agent
----------------------

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement effective upon 30 days' notice in writing mailed to the Company and to the transfer agent of the Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a bank or trust company licensed under the laws of Bermuda or the United States of America or of any state of the United States, in good standing, which is authorised under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by a regulatory authority or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Shares, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22
----------

Issuance of New Right Certificates
----------------------------------

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind of class of shares issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.

Section 23
----------

Redemption of Rights
--------------------

(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Share Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any share subdivision or consolidation, dividend of shares or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided that, if the Board of Directors of the Company authorises redemption of the Rights in either of the circumstances set forth in clauses (x) or (y) below then there must be Continuing Directors in office and such authorisation shall also require the concurrence of a majority of such Continuing Directors: (x) such authorisation occurs on or after the Share

         Acquisition Date; or (y) such authorisation occurs on or after the date of a change (resulting from a proxy or consent solicitation or similar shareholder initiative) in a majority of the directors of the Company in office at the commencement of such solicitation if any Person who is a participant in such solicitation or initiative has stated (or if upon the commencement of such solicitation or initiative a majority of the directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired, as the same may be extended pursuant to the terms of this Agreement.

(b) In deciding whether or not to exercise the Company's right of redemption hereunder, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person or ordinary prudence would use under similar circumstances.

(c) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 26, provided that the failure to give, or any defect in, such notice shall not affect the Validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in Sections 23 or 24, and other than in connection with the purchase, acquisition or redemption of Shares prior to the Distribution Date.

(d) Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board of Directors of the Company is comprised of persons elected at a meeting of shareholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then for a period of one hundred and eighty (180) days following the effectiveness of such election the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or transaction with an Acquiring Person.

Section 24
----------

Exchange of Rights
------------------

(a) At any time after any Person becomes an Acquiring Person, a majority of the Continuing Directors may, at their option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(d)) for Shares at an exchange ratio of two Shares per Right, appropriately adjusted to reflect any share subdivision or consolidation, dividend of shares or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

(b) Immediately upon the action of the Continuing Directors electing to exchange any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio (the "Exchange Shares"). The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26, provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(d)) held by each holder of Rights.

(c) If either (i) after giving effect to the other provisions of this Agreement, the foregoing provision would result in the exchange of a greater number of Shares than permitted by applicable law, or (ii) the number of Shares which are authorised by the Company's Memorandum of Association and any and all Certificates of Deposit of Memorandum of Increase of Share Capital of the Company on file with the Registrar of Companies in Bermuda but not outstanding or reserved for issuance other than upon the exchange of the Rights is not sufficient to permit the exchange of the Rights in accordance with this Section 24, the Company shall, to the fullest extent permitted by applicable law, with respect to each Right, make adequate provision to substitute for the Exchange Shares, (i) (to the extent available) Shares, and then, (ii) (to the extent available) ordinary share equivalents, and then, if necessary,
         (iii) other equity or debt securities of the Company, cash or other assets, any combination of the foregoing, having an aggregate value (as determined by the Continuing Directors based upon the advice of an internationally recognized investment banking firm selected by the Continuing Directors) equal to the value of the Exchange Shares.

Section 25
----------

Notice of Proposed Actions
--------------------------

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in specie to the holders of Shares or to make any other distribution to the holders of Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company) or (ii) to offer to the holders of its Shares rights or warrants to subscribe for or to purchase any additional Shares or shares of any class or any other securities, rights or options, or (iii) to effect any amalgamation or merger with any other Person, or to effect and/or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (iv) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such amalgamation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Shares entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Shares, whichever shall be the earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public notice in a newspaper published in Bermuda shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

(c) If a Triggering Event shall occur, then, in any such case, (1) the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 13, as the case may be, and (2) all references in Section 25(a) to Shares shall be deemed thereafter to refer to Shares or other shares, as the case may be.

Section 26
----------

Notices
-------

Notices or demands authorised by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the Company, to the attention of the Secretary, at 6 Front Street, Hamilton HM11, Bermuda or such other address as the Company shall specify in writing to the Rights Agent. Subject to the provisions of Section 21, any notice or demand authorised by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail (postage paid) to the address of the Rights Agent indicated on the signature page hereof or such other address as the Rights Agent shall specify in writing to the Company. Notices or demands authorised by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Shares or Warrant Certificates) shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of such holder shown on the registry books of the Company.

Section 27
----------

Supplements and Amendments
--------------------------

Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Shares or Warrant Certificates even if such change or supplement shall adversely affect the interests of the holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (c) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which, in the opinion of the Company, shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, (x) after any Person has become an Acquiring Person or (y) on or after the date of a change (resulting from a proxy or consent solicitation or similar shareholder initiative) in a majority of the directors of the Company in office at the commencement of such solicitation or initiative if any Person who is a participant in such solicitation or initiative has stated (or upon the commencement of such solicitation a majority of the directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event, any supplement or amendment shall be effective only if there are Continuing Directors then in office, and such supplement or amendment shall have been approved by a majority of such Continuing Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Shares and the Warrants.

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this
Section 27 which alters the Rights Agent's rights or duties.

Section 28
----------

Successors
----------

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

Section 29
----------

Determinations and Actions by the Board of Directors
----------------------------------------------------

The Board of Directors of the Company, or a committee to which such powers are delegated by the Board of Directors of the Company in accordance with Bye-laws of the Company, (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations or calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or a committee appointed by the Board (or, after any Person has become an Acquiring Person, by the Continuing Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights.

Section 30
----------

Benefits of this Agreement
--------------------------

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the Shares and Warrant Certificates) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the Shares and Warrant Certificates and the Option Deeds).

Section 31
----------

Severability
------------

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors or Continuing Directors, as the case may be.

Section 32
----------

Governing Law
-------------

This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Islands of Bermuda and for all purposes shall be governed by and construed in accordance with such laws applicable to contracts to be made and performed entirely within such jurisdiction. The Company and each Right holder hereby submit to the exclusive jurisdiction of the courts of the Islands of Bermuda for purposes of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby and the Company and each Right holder hereby consents to the jurisdiction of such courts (and the appropriate appellate courts therefrom in any such proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying venue of any such proceeding in any such court or that any such proceeding which is brought in any such court has been brought in an inconvenient forum.

Section 33
----------

Counterparts
------------

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original , and all such counterparts shall together constitute one and the same instrument.

Section 34
----------

Descriptive Headings
--------------------

The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

Section 35
----------

Compliance with Statutory Requirements
--------------------------------------

Notwithstanding any other provision herein, the grant of Rights, the issue of Shares upon the exercise of Rights and all other obligations of the Company in connection therewith shall be conditional upon and subject to compliance with the requirements of the Exchange Control Act 1972 and regulations made thereunder, and of the Companies Act and the Banks Act 1969.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorised officers as of the day and year first above written.

THE COMMON SEAL           )
OF THE BANK               )
OF BERMUDA                )
LIMITED                   )
was affixed to this deed  )
in the presence of:       )





THE COMMON SEAL           )
OF BERMUDA TRUST          )
COMPANY LIMITED           )
was affixed to this deed  )
in the presence of:       )





[stamp duty]

                                                                       EXHIBIT A

                           [Form of Right Certificate]


                                                           ______________ Rights

NOT EXERCISABLE AFTER THE EARLIER OF DECEMBER 31, 2007 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.]/1/ THE RIGHTS SHALL NOT BE EXERCISABLE FOR SECURITIES IN ANY JURISDICTION IF (I) THE REQUISITE QUALIFICATION IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED, (II) SUCH EXERCISE SHALL NOT BE PERMITTED UNDER APPLICABLE LAW OR (III) IF APPLICABLE, A REGISTRATION STATEMENT IN RESPECT OF SUCH SECURITIES SHALL NOT HAVE BEEN DECLARED EFFECTIVE.

                                RIGHT CERTIFICATE

                           THE BANK OF BERMUDA LIMITED


     This Right Certificate certifies that ___________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of (the "Rights Agreement") between The Bank of Bermuda Limited, a Bermuda Company (the "Company"), and Bermuda Trust Company Limited (the "Rights Agent") to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one-quarter of a fully paid Common Share (the "Shares") of the Company at a purchase price of $50 per one-quarter of a Share (the "Purchase Price"), payable in lawful money of Bermuda (or equivalent in lawful money of the United States of America at the exchange rate determined by the Company), upon surrender of this Right Certificate, with the form of election

_____________________________
/1/ If applicable, insert this portion of the legend and delete the preceding sentence.

to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

         Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

         The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of December 12, 1997, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

         Upon surrender at an office of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.

         Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option at any time prior to (i) the close of business on the tenth day after the Share Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right.

     No fractional Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

         No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers

Dated as of
            --------------------------------------------






THE COMMON SEAL           )
OF THE BANK               )
OF BERMUDA                )
LIMITED                   )
was affixed to this deed  )
in the presence of:       )

                    Form of Reverse Side of Right Certificate
                    -----------------------------------------

                               FORM OF ASSIGNMENT

                    (To be executed if the registered holder
                   desires to transfer the Right Certificate)


FOR VALUE RECEIVED

hereby sells, assigns and transfers unto


                  (Please print name and address of transferee)





the Right Certificate, together with all right, title and interest therein.

Dated:



___________________________
Witness                                      Signature

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Right Certificate are are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement):

                 (2) after due inquiry and to the best knowledge of the undersigned, it did did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
        -------------------------
                                                    Signature




         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

          (to be executed if the registered holder desires to exercise
                  Rights represented by the Right Certificate)

To: The Bank of Bermuda Limited

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:


                                         (Please print name and address)



         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Right shall be registered in the name of and delivered to:


                         (Please print name and address)




Dated:

                                                          Signature

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that


     (1) the Rights evidenced by this Right Certificate are are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement):

     (2) after due inquiry and to the best knowledge of the undersigned, it did did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

     (3) the undersigned is is not a Bermudian for the purposes of sections 113 of the Companies Act 1981 of Bermuda.




Dated: ___________________________
                                                  Signature







     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit B

                           THE BANK OF BERMUDA LIMITED
                             SHAREHOLDER RIGHTS PLAN

                                Summary of Terms

Form of Security: The Board of Directors has authorized a grant of one purchase right for each Share held in the capital of the Company, for each Share for which each Warrant Holder is entitled to subscribe and for each Option held under the Option Plan, whether or not vested, to be granted to the registered holder as of the close of business on December 12, 1997 (each a "Right" and collectively, the "Rights").

Transfer:         Prior to the Distribution Date/2/, the Rights will be
                  evidenced by the certificates for the Shares and Warrants and by the Option Deeds and will be transferred with the Shares, Warrants and Options, and the registered holders of the Shares, Warrants and Options will be deemed to be the registered holders of the Rights.

                  After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Right to each registered holder of the Shares, Warrants and Options as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Shares, Warrants and Options.

Exercise:         Prior to the Distribution Date, the Rights will not be
                  exercisable.

                  After the Distribution Date, each Right will be exercisable to purchase, for $50 (the "Purchase Price"), one-quarter of one Share, par value $1.00 per share, of the Company.

Flip-In: If any person or group (an "Acquiring Person") becomes the beneficial owner of 15% or more of the Company's Shares, then each Right (other than Rights beneficially owned by the



______________________
/2/ Distribution Date means the 10th day after public announcement that any person or group has become the beneficial owner of 15% or more of the Company's Shares (subject to extension by a majority of the Directors not affiliated with the Acquiring Person).

                  Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, that number of Shares having a market value of two times the Purchase Price, unless:

                  (a) Inadvertent Trigger: such person became an Acquiring
                      -------------------
                  Person inadvertently, and such person as promptly as practical divests itself of beneficial ownership of a sufficient number of Shares so that such person would no longer be an Acquiring Person; or

                  (b) Share Repurchase Exception: such person became an
                      --------------------------
                  Acquiring Person pursuant to an acquisition of Shares by the Company which, by reducing the number of Shares in issue, increases the proportionate number of Shares beneficially owned by such Person to 15% or more of the Shares then outstanding provided however that if a Person shall become the Beneficial Owner of 15% or more of the Shares then in issue and shall thereafter become the Beneficial Owner of additional Shares, representing 1% or more of the Shares then outstanding, above such threshold amount, then such person shall be deemed to be an "Acquiring Person".

Flip-Over         If, after any person has become an Acquiring Person, (1) the
                  Company is involved in an amalgamation, merger or other business combination in which the Company is not the surviving corporation or its Shares are exchanged for other securities or assets, or (2) the Company and/or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of Shares of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of two times the Purchase
                  Price.





Exchange:         At any time after any person has become an Acquiring Person, a majority of the Directors not affiliated with the Acquiring
                  Person may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring

                  Person and certain affiliated persons) for Shares at an exchange ratio of two Shares per Right.

Redemption:       The Board of Directors may redeem all of the Rights at a
                  price of $.001 per Right at any time prior to the close of business on the 10th day after public announcement that any person has become an Acquiring Person (subject to extension by a majority of the Directors not affiliated with the Acquiring
                  Person).

                  The consent of a majority of the unaffiliated Directors will be required for the redemption of the Rights after (i) any person has become an Acquiring Person or (ii) there is a change in the majority of the Board of Directors through a shareholder initiative for the purpose of facilitating a person becoming an Acquiring Person.

Expiration:       The Rights will expire on December 31, 2007, unless earlier exchanged or redeemed.

Amendments:       Prior to the Distribution Date, the Rights Agreement may be
                  amended in any respect.

                  After the Distribution Date, the Rights Agreement may be amended in any respect that does not adversely affect the Rights holders (other than any Acquiring Persons and certain affiliated persons).

                  The consent of a majority of the unaffiliated Directors will be required for an amendment to Rights Agreement after (i) any person has become an Acquiring Person or (ii) there is a change in the majority of the Board of Directors through a shareholder initiative for the purpose of facilitating a person becoming an Acquiring Person.

Voting Rights:    Rights holders have no rights as a shareholder of the Company, including the right to vote and to receive dividends.


Antidilution
Provisions:       The Rights Agreement includes provisions designed to prevent dilution of the Rights.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.


                                     - 54 -